UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2026

LiqTech International, Inc.
(Exact name of registrant as specified in charter)

Nevada	001-36210	20-1431677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Industriparken 22C, 2750 Ballerup, Denmark
(Address of principal executive offices)

+45 3131 5941
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LIQT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2026, the board of directors of the Company appointed Michael Schrøder as Interim Chief Financial Officer of the Company, effective November 1, 2026. Mr. Schrøder, age 51, is currently the Group CFO of Link Logistics A/S, an international logistics company, specializing in express and parcel shipments, supported by freight forwarding, warehousing and customized solutions, based in Brøndby, Denmark, where he has been since November 2025. Prior to Link, Mr. Schrøder was the Group CFO/Group CEO (Interim) at LEMAN A/S, a global logistics and transport company based in Greve, Denmark, from April 2024 to September 2025. From 2022 to April 2024, Mr. Schrøder was the Group CFO at Deas A/S, a Danish property management and advisory company. Prior to his time at Deas, Mr. Schrøder was the CFO/Finance Director at Fitness World Group, a Danish fitness center chain, from 2020 to 2022. Mr. Schrøder holds a Master of Science in Economics, Finance and Accounting from the University of Copenhagen and a Master of Finance, Behavioural Finance from the University of Glasgow.

On September 30, 2026, the Company (through its wholly owned Danish subsidiary) and Mr. Schrøder (through his consulting company, LMMM Holding ApS) entered into an Interim Chief Financial Officer Consultancy Agreement (the “Agreement”), effective November 1, 2026 (or earlier if mutually agreed by the parties). The Agreement provides that LMMM Holding ApS will receive a fixed fee of DK 200,000 (US$30,105 as of the date of this report) per month. The Agreement has a term until March 31, 2027, which may be extended upon mutual agreement of the parties.

The foregoing descriptions of the Agreement is not complete and is in summary form only and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Mr. Schrøder does not have any family relationships with any of the Company’s other officers or directors and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Interim Chief Financial Officer Consultancy Agreement by and between LiqTech Holding A/S and LMMM Holding ApS, dated September 30, 2026
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LIQTECH INTERNATIONAL, INC.

Date: October 6, 2026	/s/Fei Chen
Fei Chen
Chief Executive Officer